SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 31, 2005


                                  eGames, Inc.
             (Exact name of registrant as specified in its charter)


Pennsylvania                            0-27102                  23-2694937
------------                            -------                  ----------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)



2000 Cabot Blvd. West, Suite 110, Langhorne, PA                  19047-1833
-----------------------------------------------                  ----------
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (215) 750-6606


                    -----------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[] Written communications pursuant to Rule 425 under the Securities
   Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange
   Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On October 31, 2005, eGames, Inc. (the "Company") issued a press release announcing its results for the first quarter ended September 30, 2005. The full text of the press release is set forth in Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits.

The following document is filed as an exhibit to this report.

99.1      Press Release dated October 31, 2005.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        eGames, Inc.


                                        By: /s/ Thomas W. Murphy
                                            --------------------------------
                                            Thomas W. Murphy, Vice President
                                            and Chief Financial Officer
Dated: October 31, 2005

                                                                 EXHIBIT 99.1

          eGames Announces First Quarter Fiscal 2006 Financial Results

LANGHORNE, Pa., - Oct. 31, 2005 (PRIMEZONE) - eGames, Inc. (OTCBB: EGAM), a publisher of Family Friendly(TM), affordably priced consumer entertainment PC software games, today announced financial results for the three months ended September 30, 2005.

Quarter ended September 30, 2005:
---------------------------------
Net sales increased by $116,000, or 10%, to $1,294,000, for the quarter ended September 30, 2005, compared to $1,178,000 for the same quarter a year earlier. Net loss was $54,000, or less than a penny per diluted share, for the quarter ended September 30, 2005, compared to a net loss of $184,000, or $0.02 per diluted share, for the same quarter a year earlier.

Financial Highlights:
---------------------
The $116,000 increase in net sales for the quarter ended September 30, 2005 was driven by net sales increases to inventory liquidators and software retailers of $73,000 and $21,000, respectively, in addition to a $66,000 increase in licensing revenues. Partially offsetting these net sales increases was a $45,000 decrease in net sales to software distributors caused by a decline in sales to Canadian software distributors.

For the quarter ended September 30, 2005, the Company realized a net loss of $54,000 compared to a net loss of $184,000 for the same quarter a year ago. The $130,000 decrease in net loss resulted from a $158,000 reduction in operating expenses, which was partially offset by a $17,000 reduction in gross profit.

The following table represents the Company's net sales by distribution channel for the quarters ended September 30, 2005 and 2004, respectively:

                              Net Sales by Distribution Channel
                              (rounded to the nearest thousand)

                                        Quarters Ended
                                        September 30,
                          ------------------------------------------

                                                                       Increase      %
Distribution Channel          2005      %            2004     %       (Decrease)   Change
-----------------------------------------------------------------------------------------
Software Distributors     $   770,000    59%    $   815,000    69%     ($45,000)     (6%)
Software Retailers            181,000    14%        160,000    14%       21,000      13%
Licensing                     158,000    12%         92,000     8%       66,000      72%
Internet                       74,000     6%         73,000     6%        1,000       1%
Inventory Liquidators         111,000     9%         38,000     3%       73,000     192%
------------------------------------------------------------------------------------------
Totals                    $ 1,294,000   100%    $ 1,178,000   100%    $ 116,000      10%
                          ===========   ====    ===========   ====    =========      ===

Comments:
---------
Jerry Klein, President and CEO of eGames, commented "The first quarter of fiscal 2006 represented a key period in our plan to return to profitability and positive cash flow. We recently completed the acquisition of assets of Cinemaware, Inc., bringing into our intellectual property portfolio key gaming assets of this well-positioned PC and console game developer to support our strategy of introducing higher-quality, higher-priced games for the PC and other platforms. During the first quarter, we also focused on securing higher quality product content and more attractive packaging for our $9.99 retail priced PC games; increasing revenues within the very profitable licensing channel; and converting end of lifecycle titles into cash through a viable network of discount retailers and inventory liquidators."

Klein continued, "We realize that for eGames to grow we must expand our business presence beyond the value-priced PC software market and begin to penetrate other retail gaming markets, such as higher-priced PC and other gaming platforms, which represent greater growth and profit potential compared to the value-priced PC software market segment. We will continue to implement this more aggressive and opportunistic growth strategy in an effort to realize improved financial results during the second half of our fiscal 2006. As we do, we will also search for ways to improve the distribution of our software titles to the major North American retailers."

                                  eGames, Inc.
                                 Balance Sheets

                                                    (Unaudited)     (Audited)
                                                       As of          As of
                                                   September 30,     June 30,
                                                   -------------   -----------
ASSETS                                                 2005           2005
------                                             -------------   -----------
Current assets:
   Cash and cash equivalents                        $ 2,181,206    $ 2,412,162
   Accounts receivable, net                             772,631        269,168
   Inventory, net                                       811,492        893,766
   Prepaid and other expenses                           367,027        313,684
                                                    -----------    -----------
          Total current assets                        4,132,356      3,888,780

Furniture and equipment, net                             44,099         49,881
Intangible assets                                        24,089         24,089
                                                    -----------    -----------
          Total assets                              $ 4,200,544    $ 3,962,750
                                                    ===========    ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
   Accounts payable                                 $   410,273    $   156,592
   Accrued expenses                                     430,554        409,640
                                                    -----------    -----------
          Total current liabilities                     840,827        566,232
                                                    -----------    -----------


Stockholders' equity:
   Common stock                                       9,179,827      9,179,827
   Additional paid-in capital                         1,653,316      1,636,144
   Accumulated deficit                               (6,972,009)    (6,918,036)
   Treasury stock                                      (501,417)      (501,417)
                                                    -----------    -----------
          Total stockholders' equity                  3,359,717      3,396,518
                                                    -----------    -----------
          Total liabilities and stockholders'
            equity                                  $ 4,200,544    $ 3,962,750
                                                    ===========    ===========
                                  eGames, Inc.
                            Statements of Operations


                                                     (Unaudited)
                                                   Quarters Ended
                                                    September 30,
                                            ----------------------------
                                                2005            2004
                                            ------------    ------------
Net sales                                   $  1,294,012    $  1,177,829

Cost of sales                                    703,806         571,158
                                            ------------    ------------

Gross profit                                     590,206         606,671

Operating expenses:
    Product development                           84,028         239,115
    Selling, general and administrative          568,228         571,132
                                            ------------    ------------

        Total operating expenses                 652,256         810,247
                                            ------------    ------------

Operating loss                                   (62,050)       (203,576)

Interest income, net                               8,077           1,230
                                            ------------    ------------

Loss before income taxes                         (53,973)       (202,346)


Benefit for income taxes                           - 0 -          18,024
                                            ------------    ------------

Net loss                                    ($    53,973)   ($   184,322)
                                            ============    ============


Net loss per common share:

       - Basic                                  ($  0.00)       ($  0.02)
                                                 =======         =======
       - Diluted                                ($  0.00)       ($  0.02)
                                                 =======         =======

Weighted average common shares
    outstanding - Basic                       10,906,754      10,102,673

Dilutive effect of common share                    - 0 -           - 0 -
    equivalents                             ------------    ------------

Weighted average common shares
    outstanding - Diluted                     10,906,754      10,102,673
                                            ============    ============

About eGames, Inc.
------------------
eGames, Inc., headquartered in Langhorne, PA, publishes and markets a diversified line of Family Friendly(TM), affordably priced consumer entertainment PC software games. The Company promotes the eGames(TM) and Cinemaware(TM) brands in order to generate customer loyalty, encourage repeat purchases and differentiate eGames software products to retailers and consumers. Additional information regarding eGames, Inc. can be found at www.egames.com and www.cinemaware.com. eGames -- Where the "e" is for Everybody!(R)

Forward-Looking Statement Safe Harbor:
--------------------------------------
This press release contains certain forward-looking statements, including without limitation, statements regarding: the Company's intention to expand its business beyond the value-priced PC software market and into other retail gaming markets, such as higher-priced PC and other gaming platforms; the expectation that higher-priced PC and other gaming platforms represent greater growth and profit potential compared to the value-priced PC market segment; the Company's implementation of more aggressive and opportunistic growth strategies; the Company's efforts to improve the distribution of its software titles to the major North American retailers; and other statements that contain the words "believes," "expects," "may," "should," or "anticipates." The actual results achieved by the Company and the factors that could cause actual results to differ materially from those indicated by the forward-looking statements are in many ways beyond the Company's control. The Company cautions readers that the risks and uncertainties that may affect the Company's future results and performance include, but are not limited to, those discussed under the heading "Factors Affecting Future Performance" in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005, as filed with the Securities and Exchange Commission.

CONTACT:
--------
    eGames, Inc.
    Jerry Klein, President & CEO
    (215) 750-6606 (Ext. 118)
    Tom Murphy, Vice President & CFO
    (215) 750-6606 (Ext. 113)